EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TXP Corporation (the "Company") of our report dated April 4, 2006 which appears in the Company's Form 8-K/A for the year ended December 31, 2005.

/s/ Payne Falkner Smith & Jones, P.C.

Payne Falkner Smith & Jones, P.C.

Dallas, Texas
August 28, 2006